EXHIBIT 99.1
INTEGRITY CAPITAL CORPORATION
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
     The undersigned shareholder of Integrity Capital Corporation (“ICC”) acknowledges receipt of the Notice of Special Meeting of Shareholders to be held on Monday, February 23, 2009 at Valle Vista Conference Center, 755 East Main Street, Greenwood, Indiana 46143, at 10:00 a.m., Eastern Standard Time, and hereby appoints M. Bruce VanDyke and Michael N. Fink, each of them with the power of substitution, as attorneys and proxies to vote all the ICC shares of the undersigned at said special meeting and at all adjournments thereof, hereby ratifying and confirming all that said attorneys and proxies may do or cause to be done by virtue hereof. The above-named attorneys and proxies are instructed to vote all of the undersigned’s shares of ICC as follows:
     THE DIRECTORS RECOMMEND A VOTE FOR THE ITEMS INDICATED BELOW:
     1. A proposal to approve and adopt the Plan and Agreement of Merger dated November 11, 2008, and amended as of December 16, 2008, under which ICC shareholders will exchange their shares for Citizens, Inc. (“Citizens”) Class A common stock, and ICC will become a subsidiary of Citizens.

☐ FOR	☐ AGAINST	☐ ABSTAIN
     2. To adjourn or postpone the special meeting, if necessary, for the purpose of soliciting additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve Proposal 1.

☐ FOR	☐ AGAINST	☐ ABSTAIN
     3. To transact such other business as may properly come before the special meeting or any adjournment thereof.
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.
Dated:                                         , 2009
Number of Shares Voted*

Signature

Signature

Please sign your name exactly as it appears on your stock certificate(s). If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicated when signing.

Please sign, date and return this proxy immediately.

*If the number of shares voted is not indicated, all shares in your name on ICC’s stock register will be voted for the Merger.